Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in Amendment No. 4 to the Registration Statement (No. 333-178037) on Form S-1 of PAZOO, Inc., of our report dated February 17, 2012, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.  Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Santora CPA Group
Newark, DE 19713-4309

February 17, 2012